UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest event reported)	December 28, 2018

              Badger Meter, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-6706	39-0143280
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  4545 W. Brown Deer Rd., Milwaukee, Wisconsin 53223
(Address of principal executive offices, including zip code)

           (414) 355-0400
(Registrant’s telephone number, including area code)

           Not Applicable
(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Retirement and Appointment

On December 28, 2018, Badger Meter, Inc. (the “Company”) issued a press release announcing that Richard E. Johnson, age 64, the Company’s Chief Financial Officer since 2001, will continue to serve as Senior Vice President – Finance, Chief Financial Officer and Treasurer of the Company until December 31, 2018.  From January 1, 2019 until Mr. Johnson’s expected retirement on or about April 5, 2019 (the “Retirement Date”), after 18 years of service, Mr. Johnson is expected to serve as Senior Vice President – Administration.  Robert A. Wrocklage, age 40, currently the Company’s Vice President – Finance, will become the Company’s Vice President – Finance, Chief Financial Officer and Treasurer on January 1, 2019, to serve for an indefinite term.

In connection with Mr. Johnson’s retirement, the Company and Mr. Johnson entered into a Retirement Agreement, dated as of December 28, 2018 (the “Agreement”), which describes Mr. Johnson’s responsibilities until the Retirement Date and the benefits he will receive in connection therewith.  The Agreement also contains a standard non-compete provision that lasts for one year.

Under the Agreement, Mr. Johnson’s unvested stock options and restricted stock will vest on January 1, 2019, with no further restrictions, and the Company will pay out any accrued value for outstanding, but unvested, cash-based performance units under the Company’s long-term incentive plan (“LTIP”) as of December 31, 2018.  The estimated value of this accelerated vesting and payout of Mr. Johnson’s outstanding LTIP awards, based on the closing price of the Company’s common stock on December 27, 2018, is $0.4 million.  Mr. Johnson will not be eligible to receive an equity grant or a grant of cash-based performance units under the LTIP for 2019.  Mr. Johnson will also receive payment of all earned and unused vacation at his equivalent per hour salary rate as of the Retirement Date.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement.  The Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Mr. Wrocklage joined the Company in August 2018 to serve as the Company’s Vice President – Finance.  Prior to joining the Company, Mr. Wrocklage spent ten years with Actuant Corporation, holding various corporate and business unit financial leadership roles, most recently as Vice President - Corporate Controller and Chief Accounting Officer.  He began his career within the Milwaukee audit practices of Arthur Andersen and Deloitte & Touche LLP.  He is a Certified Public Accountant. Mr. Wrocklage does not have any direct or indirect material interest in any transaction requiring disclosure under Item 404(a) of Regulation S-K nor any family relationships reportable under Item 401(d) of Regulation S-K.

In connection with his appointment, Mr. Wrocklage is entitled to, among other things: (i) an annual base salary of $300,000; (ii) eligibility to participate in the Company’s annual bonus plan program with a target bonus of 55% of base salary; (iii) continued eligibility to participate in the Company’s LTIP comprised of the following: (a) 30% restricted stock awards, with cliff-vesting to occur at the end of a three-year period, (b) 30% stock option awards, with vesting to occur ratably over a five-year period and (c) 40% performance shares, with grants generally occurring on the first Friday of March each year; (iv) continued eligibility to enter into a Key Executive Employment and Severance Agreement with the Company, which provides for two years severance benefits for all executive officers in the event that there is a change-in-control of the Company; and (v) all other usual compensation and benefit programs available to an executive officer of the Company.  For more information on the Company’s compensation and benefit programs, see the Company’s Definitive Proxy Statement for the 2018 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on March 16, 2018.  The description of Mr. Wrocklage’s Key Executive Employment and Severance Agreement is qualified in its entirety by reference to the form of severance agreement filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 4, 2009, which form of severance agreement is incorporated herein by reference.

Principal Accounting Officer Retirement

The Company also announced that Beverly L.P. Smiley, age 68, the Company’s Vice President – Controller and Principal Accounting Officer since 1997, will also be retiring on or about March 31, 2019 after 46 years of service to the Company.   Ms. Smiley’s successor, once identified, will be named at a later date.

Chief Executive Officer Compensation

As previously disclosed, Kenneth C. Bockhorst, currently a member of the Company’s board of directors and the Company’s President, is expected to also become the Company’s Chief Executive Officer on January 1, 2019.

In connection with his appointment, Mr. Bockhorst is entitled to, among other things: (i) an annual base salary of $575,000; (ii) eligibility to participate in the Company’s annual bonus plan program with a target bonus of 100% of base salary; (iii) eligibility to participate in the Company’s LTIP comprised of the following: (a) 30% restricted stock awards, with cliff-vesting to occur at the end of a three-year period, (b) 30% stock option awards, with vesting to occur ratably over a five-year period and (c) 40% performance shares, with grants generally occurring on the first Friday of March each year; (iv) eligibility to enter into a Key Executive Employment and Severance Agreement with the Company, which provides for three years severance benefits, as well as the actuarial equivalent of the additional retirement benefits he would have earned had he remained employed for three more years, in the event that there is a change-in-control of the Company; and (v) all other usual compensation and benefit programs available to an executive officer of the Company.  For more information on the Company’s compensation and benefit programs, see the Company’s Definitive Proxy Statement for the 2018 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on March 16, 2018.  The description of Mr. Bockhorst’s Key Executive Employment and Severance Agreement is qualified in its entirety by reference to the form of severance agreement filed as Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 4, 2009, which form of severance agreement is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release announcing the retirements of Mr. Johnson and Ms. Smiley and the appointment of Mr. Wrocklage.  A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 7.01 of this Current Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

In connection with the retirements of Mr. Johnson and Ms. Smiley, the Company expects to take a one-time charge of approximately $0.5 million in the fourth quarter of 2018.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
(10.1)	Retirement Agreement, dated as of December 28, 2018, by and between the Company and Richard E. Johnson.

(99.1)	Badger Meter, Inc. Press Release, dated December 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BADGER METER, INC.

Date:	December 28, 2018	By:	/s/ Kenneth C. Bockhorst

Kenneth C. Bockhorst
President